UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2016

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

On July 1, 2016, CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust, and CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), entered into sales agreements (each, a “Sales Agreement”, and collectively, the “Sales Agreements”) with each of Raymond James & Associates, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. (each, a “Sales Agent”, and collectively, the “Sales Agents”), pursuant to which the Company may issue and sell from time to time shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $320,000,000 (the “Maximum Amount”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-211114).

Subject to the terms and conditions of the Sales Agreements, the Sales Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell, on the Company’s behalf, the Shares that may be offered by the Company from time to time under the Sales Agreements. The sales, if any, of the Shares made under the Sales Agreements will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or, subject to specific instructions of the Company, at negotiated prices. The compensation payable to each Sales Agent for sales of Shares will be a mutually agreed commission that will not exceed, but may be lower than, 2.0% of the gross sales price of the Shares sold by such Sales Agent pursuant to the applicable Sales Agreement.

Under the terms of the Sales Agreements, the Company may also sell Shares to any Sales Agent as principal for its own account. If the Company sells Shares to any Sales Agent as principal, it will enter into a separate terms agreement (each, a “Terms Agreement”, and collectively, the “Terms Agreements”) setting forth the terms of such transaction with the applicable Sales Agent.

The Company intends to contribute the net proceeds from any sales of Shares pursuant to the Sales Agreements, and the Terms Agreements, if any, to the Operating Partnership in exchange for an equivalent number of newly issued operating partnership units in accordance with the partnership agreement of the Operating Partnership. The Operating Partnership intends to use the proceeds contributed by the Company for general corporate purposes, which may include funding future acquisitions, investments or capital expenditures related to recently signed leases, and repaying outstanding indebtedness under its revolving credit facility.

The Company or any Sales Agent may at any time suspend an offering of Shares pursuant to the terms of the applicable Sales Agreement. The offering of Shares pursuant to any Sales Agreement will terminate upon the earlier of the (i) issuance and sale of the Shares having an aggregate gross sales price equal to the Maximum Amount under the Sales Agreements and the Terms Agreements, if any, and (ii) termination of such Sales Agreement as permitted therein.

The above summary is qualified in its entirety by reference to the Form of Sales Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The opinion of Venable LLP, relating to the validity of the Common Stock offered and sold pursuant to the Sales Agreements, is filed herewith as Exhibit 5.1.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Form of Sales Agreement, dated July 1, 2016, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP and each of Raymond James & Associates, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: July 8, 2016	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Form of Sales Agreement, dated July 1, 2016, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP and each of Raymond James & Associates, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included as part of Exhibit 5.1).